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                                                                  Exhibit (a)(3)

SCHEDULE A
                               SERIES OF THE TRUST
                             (as of March 25, 2008)

WISDOMTREE DOMESTIC FUNDS

WisdomTree(SM) Total Dividend Fund

WisdomTree High-Yielding Equity(SM) Fund

WisdomTree LargeCap Dividend Fund

WisdomTree Dividend Top 100(SM) Fund

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree Communications Sector Fund

WisdomTree Financials Sector Fund

WisdomTree REIT Sector Fund

WisdomTree Utilities Sector Fund

WisdomTree Total Earnings Fund

WisdomTree LargeCap Earnings Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Earnings Top 100 Fund

WisdomTree Low P/E Fund


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WISDOMTREE INTERNATIONAL FUNDS

WisdomTree DEFA Fund

WisdomTree DEFA High-Yielding Equity Fund

WisdomTree Europe Total Dividend Fund

WisdomTree Europe High-Yielding Equity Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Japan Total Dividend Fund

WisdomTree Japan High-Yielding Equity Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Pacific ex-Japan Total Dividend Fund

WisdomTree Pacific ex-Japan High-Yielding Equity Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International Dividend Top 100(SM) Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Asia Emerging Markets Total Dividend Fund

WisdomTree Asia Emerging Markets High-Yielding Equity Fund

WisdomTree Emerging Markets Total Dividend Fund

WisdomTree Emerging Markets High Yielding Equity Fund

WisdomTree Emerging Markets Dividend Top 100 Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Latin America Dividend Fund

WisdomTree Australia Total Dividend Fund

WisdomTree Canada Total Dividend Fund

WisdomTree China Total Dividend Fund

WisdomTree France Total Dividend Fund

WisdomTree Germany Total Dividend Fund

WisdomTree Hong Kong Total Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Israel Total Dividend Fund

WisdomTree Malaysia Total Dividend Fund

WisdomTree Singapore Total Dividend Fund

WisdomTree Sweden Total Dividend Fund

WisdomTree South Africa Total Dividend Fund

WisdomTree South Korean Total Dividend Fund

WisdomTree Taiwan Total Dividend Fund

WisdomTree United Kingdom Total Dividend Fund

WisdomTree United Kingdom High-yielding Equity Fund



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WISDOMTREE INTERNATIONAL SECTOR FUNDS

WisdomTree International Basic Materials Sector Fund

WisdomTree International Communications Sector Fund

WisdomTree International Consumer Cyclical Sector Fund

WisdomTree International Consumer Non-Cyclical Sector Fund

WisdomTree International Energy Sector Fund

WisdomTree International Financial Sector Fund

WisdomTree International Health Care Sector Fund

WisdomTree International Industrial Sector Fund

WisdomTree International Real Estate Sector Fund

WisdomTree International Technology Sector Fund

WisdomTree International Utilities Sector Fund


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WISDOMTREE CURRENCY FUNDS

WisdomTree U.S. Current Income Fund

WisdomTree U.S. Government Current Income Fund

WisdomTree Dreyfus Australian Dollar Fund

WisdomTree Dreyfus Brazilian Real Fund

WisdomTree Dreyfus British Pound Sterling Fund

WisdomTree Dreyfus Canadian Dollar Fund

WisdomTree Dreyfus Chinese Yuan Fund

WisdomTree Dreyfus Euro Fund

WisdomTree Dreyfus Indian Rupee Fund

WisdomTree Dreyfus Japanese Yen Fund

WisdomTree Dreyfus New Zealand Dollar Fund

WisdomTree Dreyfus South African Rand Fund

WisdomTree Dreyfus South Korean Won Fund

WisdomTree Dreyfus Developing Markets Fund